October 7, 2005

Chuck Thibault, CFO

Lazy Days RV Supercenter

6130 Lazy Days Drive

Seffner, FL 33584-2968

RE: Management Fee

Chuck,

In keeping with agreements reached with Tom Baldwin and Don Wallace the following management fee arrangement has been agreed up effective September 1, 2005.

•	Monthly management fee retainer will be paid in advance monthly in the amount of $10,000

•	The first payment of the management fee will be retroactive to the month of September as a set off for the time required to formalize the arrangement

•	This arrangement can be terminated by either party with 3 business days notice in which case the unpaid fees for the month will be pro rated for payment

•	Monthly management fee payments will be made on the basis of the agreement without invoicing

•	Services provided shall include management advisory, ongoing strategic planning, general corporate matters, organizing, implementing BOD activities and related activities

/s/ Charles Macaluso
Charles Macaluso October 7, 2005

/s/ Chuck Thibault
Chuck Thibault, CFO October 13, 2005